Exhibit 99.1

Atlantic Avenue Acquisition Corp Announces Plan to Make Additional Contributions to Trust Account in Support of Extension Amendment Proposal

If approved, the Sponsor will make additional monthly contributions to the trust account during the extension period
The proposal will be voted on by stockholders at the upcoming special meeting of stockholders on September 29, 2022

STAMFORD, Conn., September 16, 2022 – Atlantic Avenue Acquisition Corp (NYSE: ASAQ.U, ASAQ, ASAQ WS) (the "Company") announced today that it reaffirmed its intention to support the proposals to amend (i) the Company’s Amended and Restated Certificate of Incorporation to allow the Company, without another stockholder vote, to elect to extend the date by which the Company must consummate a business combination (the “Extension”) from October 6, 2022 (the date that is 24 months from the closing date of the Company’s initial public offering of units (the “IPO”)), on a monthly basis for up to six times to April 6, 2023 (the date that is 30 months from the closing date of the IPO), and (ii) the Company’s Investment Management Trust Agreement, dated October 1, 2020, by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), to allow the Company, without another stockholder vote, to elect to extend the date on which the Trustee must liquidate the trust account established by the Company in connection with its IPO if the Company has not completed its initial business combination, on a monthly basis for up to six times from October 6, 2022 (the date that is 24 months from the closing date of the IPO) to April 6, 2023 (the date that is 30 months from the closing date of the IPO). In order to support these proposals, the Company and Atlantic Avenue Partners LLC (the “Sponsor”) have agreed that, if the proposals are both approved, the Sponsor will deposit (or cause to be deposited) into the trust account, for each one-month extension, the lesser of: (x) $150,000 or (y) $0.05 per share multiplied by the number of public shares that are not redeemed in connection with the upcoming special meeting on September 29, 2022 (each, a “Monthly Contribution”).

Each Monthly Contribution will be deposited in the trust account no later than one business day prior to the beginning of the applicable extension period. The Monthly Contribution(s) will bear no interest and will be repayable by the Company to the Sponsor (or its designee(s)) upon consummation of an initial business combination. The loans will be forgiven if the Company is unable to consummate an initial business combination, except to the extent of any funds held outside of the trust account. In the event the extension is approved by the Company’s stockholders and the Sponsor elects to not fund a Monthly Contribution, which it may do in its sole discretion, the Company will dissolve and liquidate in accordance with its charter.

The Extension and Trust Amendment Proposals will be voted on by stockholders at the upcoming special meeting of stockholders on September 29, 2022 (the “Special Meeting”) and is described in further detail in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), filed with the U.S. Securities and Exchange Commission (“SEC”) on September 2, 2022.

The Special Meeting will be held virtually at 10:00 a.m. Eastern Time on September 29, 2022, at https://www.cstproxy.com/asaqspac/2022, or at such other time, on such other date and at such other place at which the meeting may be adjourned or postponed. Further detail related to attendance and voting is described in the Company’s Proxy Statement.

About Atlantic Avenue Acquisition Corp
Atlantic Avenue Acquisition Corp is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Company’s commitment to funding the Monthly Contributions, the Company’s expectations with respect to future performance and anticipated financial impacts of the non-binding letter of intent that it has entered into with a differentiated food tech platform for an initial business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions investors not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Company Contact:
Barry Best, CFO, Atlantic Avenue Acquisition Corp, info@asaqspac.com (203) 989-9709